UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

19 HARTOM STREET, BINAT BUILDING 5th FLOOR
HAR HOTZVIM, JERUSALEM 9777518, ISRAEL
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors hired Mr. Timothy R. McDonald to serve as Chief Operating Officer of the Company, effective December 13, 2013.  Mr. McDonald Mr. McDonald has over 20 years experience in the  internet and communications industries and has operated across the full range of enterprise, from public companies down to businesses in the early stage of development, and has a broad range of management experience.  Mr. McDonald founded Scatteree Partners in 2011to develop and operate new mobile data services.  From June 2009 until September 2011, Mr. McDonald served as a partner at Eagle River Partners LLC, a private investment company.  Prior to joining Eagle River in 2009, Mr. McDonald was responsible for the global communications investments for an investment team at Merrill Lynch since June 2004.

The Compensation Committee and the Board of Directors approved the following compensation arrangements with Mr. McDonald:

Effective Date	December 13, 2013
Annual Base Salary	$350,000
Annual Bonus
Annual Target Bonus Amount: $150,000

Bonus Milestones:
• Revenue- 80% threshold/120% max
• EBITDA- 80% threshold/120% max
• Bonus Payout Levels:
• Revenue - 35% threshold/200% max
• EBIDTA - 35% threshold/200% max

Signing Bonus	$350,000
Long-Term Incentive Compensation
Stock Options:*

Covered Shares:  255,794 Ordinary Shares
Exercise Price: $12.29 per share
Vesting: 1  3 cumulative annual increments beginning 7/1/14

Accelerated vesting as follows:
• Full acceleration upon Change of Control or similar event during the employment term or the 6 month period thereafter
• If termination by the Company without “Cause” or by COO for “Good Reason,” award is vested pro-rata through month of termination, plus additional 3 months.

No acceleration of vesting for termination of employment by Company for “Cause” or voluntary termination of employment by CFO without “Good Reason.”

Restricted Stock:*

24,410  shares, with the same vesting terms set forth above.

Severance
If termination by the Company without “Cause” or by COO for “Good Reason,” severance is equal to one times (1x) base salary + target bonus (except as discussed below).

If termination by the Company without “Cause” or by COO for “Good Reason” and termination occurs in connection with or within six (6) months of a Change of Control or similar Liquidity Event, severance is equal to three times (3x) base salary + target bonus.

No tax gross-ups apply to severance payments.

Employment Agreement
Terms consistent with an executive employment agreement of this nature, including:
•   3-year fixed term
•   Compensation terms as outlined above
•   Appropriate non-compete, non-solicit and confidentiality provisions
•   Standard executive benefits package
•   Appropriate definitions of “Cause” and “Good Reason” (with cure provisions)
•   Customary expense reimbursements.

The above summary of the compensation arrangement for Mr. McDonald is qualified in its entirety by reference to the executive employment agreement, filed herewith as exhibit 10.1, and incorporated by reference herein.

On December  17, 2013, the Company issued a press release announcing the management changes discussed above.  The text of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated December 13, 2013 by and between magicJack VocalTec Ltd. and Timothy R. McDonald**
99.1	Press Release, dated December 17, 2013

**Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: December 17, 2013

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement, dated December 13,, 2013 by and between magicJack VocalTec Ltd. and Timothy R. McDonald
99.1	Press Release, dated December 17, 2013